JOHN HANCOCK VARIABLE INSURANCE TRUST
AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT
     AMENDMENT (the “Amendment”) made this 26th day of March, 2012, to the Amended and Restated Advisory Agreement dated September 30, 2008, between John Hancock Variable Insurance Trust (formerly, John Hancock Trust), a Massachusetts business trust (the “Trust” or “JHVIT”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A

Appendix A is amended to reflect:

a.	the advisory fee for the Strategic Equity Allocation Trust.

2.	EFFECTIVE DATE

The Amendment shall become effective with respect to the each fund on the later of:
(i) the date of its execution, and
(ii) approval by the Board of Trustees of the Trust of the Amendment.
3.	DEFINED TERMS
     Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.
4.	OTHER TERMS OF THE AGREEMENT
     Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

John Hancock Variable Insurance Trust
By:	/s/ Hugh McHaffie
Hugh McHaffie

John Hancock Investment Management Services, LLC
By:	/s/ Andrew Arnott
Andrew Arnott
Executive Vice President

APPENDIX A
ADVISORY FEE SCHEDULE
     The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Adviser Fee”).
     The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.
     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.
     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Advisory Fee Schedules

Aggregate Net Assets Include
the Net Assets of the following
funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
500 Index Trust	Index 500 Fund (JHF II)	0.470% — first $500 million; and 0.460% — excess over $500 million.

500 Index Trust B	Not applicable	0.470% — first $500 million; and 0.460% — excess over $500 million.

Active Bond Trust	Active Bond Fund (JHF II)	0.600% — at all asset levels.

All Cap Core Trust	All Cap Core Fund (JHF II)	0.800% — first $500 million; and 0.750% — excess over $500 million.

All Cap Value Trust	All Cap Value Fund (JHF II)	0.800% — first $500 million; and 0.750% — excess over $500 million.

Alpha Opportunities Trust	Alpha Opportunities Fund (JHF II)	1.025% — first $250 million; 1.00%— next $250 million; 0.975% — next $500 million; and 0.950%— excess over $1 billion

Fundamental Holdings Trust	See below	See below

Global Diversification Trust	See below	See below

Core Diversified Growth & Income Trust	See below	See below

Balanced Trust	Not applicable	0.84% — first $250 million; and 0.81% — next $250 million; 0.80% — next $500 million; 0.78%— excess over $1 billion

Blue Chip Growth Trust	Blue Chip Growth Fund (JHF II)	0.825% — first $1 billion; and
0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Bond Trust	Bond PS Series (JHVIT)	0.650% — first $500 million; 0.600%— next $1 billion; 0.575%— next $1 billion; 0.550% — excess over $2.5 billion.

Bond PS Series	Bond Trust (JHVIT)	0.650% — first $500 million; 0.600%— next $1 billion; 0.575%— next $1 billion; 0.550% — excess over $2.5 billion.

Aggregate Net Assets Include
the Net Assets of the following
funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Capital Appreciation Trust	Capital Appreciation Fund (JHF II)	0.850% — first $300 million; 0.800% — between $300 million and $500 million; 0.700% — between $500 million and $1 billion; and 0.670% — excess over $1 billion.

Capital Appreciation Value Trust	Capital Appreciation Value Fund (JHF II)	See below

Core Allocation Trust	See below	See below

Core Allocation Plus Trust	Core Allocation Plus Fund (JHF II)	0.915% — first $500 million; and 0.865% — excess over $500 million

Core Balanced Trust	See below	See below

Core Balanced Strategy Trust	See below	See below

Core Bond Trust	Core Bond Fund (JHF II)	0.690% — first $200 million; 0.640% — next $200 million; and 0.570% — excess over $400 million.

Core Disciplined Diversification Trust	See below	See below

Core Fundamental Holdings Trust	See below	See below

Core Global Diversification Trust	See below	See below

Core Strategy Trust	See below	See below

Currency Strategies Trust	Currency Strategies Fund (JHF II)	0.950% — first $250 million; 0.900% — next $250 million and 0.850% — excess over $500 million.

Disciplined Diversification Trust	Not applicable	0.800% — first $100 million; 0.700% — next $900 million; and 0.650% — excess over $1 billion

Emerging Markets Value Trust	Emerging Markets Fund (JHF II)	1.00% — first $100 million; and 0.950% — excess over $100 million.

Equity-Income Trust	Equity-Income Fund (JHF II)	0.825% — first $1 billion; and
0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Financial Services Trust	Financial Services Fund (JHF II)	0.800% — first $50 million; 0.7750% — next $450 million; and 0.750% — excess over $500 million.

Floating Rate Income Trust	Floating Rate Income Fund (JHF II)	0.700% — first $1.1 billion; 0.675% — next $0.90 billion; and 0.650% — excess over $2 billion.

Aggregate Net Assets Include
the Net Assets of the following
funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Franklin Templeton Founding Allocation Trust	See below	See below

Fundamental All Cap Core Trust	Fundamental All Cap Core Fund (JHF II)	0.675% — first $2.50 billion; and 0.650% — excess over $2.50 billion.

Fundamental Large Cap Value Trust	Fundamental Large Cap Value Fund (JHF II) Optimized Value Fund (JHF II)	0.700% — first $500 million; 0.650% — next $500 million; and 0.600% — excess over $1 billion.

Fundamental Value Trust	Fundamental Value Fund (JHF II)	0.800% — first $50 million; 0.775% — next $450 million; and 0.750% — excess over $500 million.

Global Bond Trust	Global Bond Fund (JHF II)	0.700% — at all asset levels.

Global Trust	JHVIT International Value Trust Income Trust Mutual Shares Trust	0.850% — first $1 billion; and 0.800% — excess over $1 billion.
JHF II Global Fund International Value Fund Income Fund Mutual Shares Fund International Small Cap Fund

Growth Equity Trust	Rainier Growth Fund (JHF III)	0.750% — first 3 billion; 0.725% — next $3 billion; and 0.700% — excess over $6 billion.

Health Sciences Trust	Health Sciences Fund (JHF II)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Heritage Trust (formerly, Vista Trust)	Heritage Fund (JHF II)	0.850% — first $400 million; 0.825% — next $600 million; and 0.800% — excess over $1 billion.

High Yield Trust	High Yield Fund (JHF II)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Aggregate Net Assets Include
the Net Assets of the following
funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Income Trust	JHVIT International Value Trust Global Trust Mutual Shares Trust JHF II Income Fund International Small Cap Fund International Value Fund Global Fund Mutual Shares Fund	1.075% first $50 million;
0.915% next $150 million;
0.825% next $300 million; and
0.800% excess over $500 million

When Aggregate Net Assets exceed $500 million, the advisory fee is 0.800% on all net assets of the Income Trust.

International Core Trust	International Core Fund (JHF III)	0.92% — first $100 million; 0.895% — next $900 million; 0.88% — next $1 billion; 0.85% — next $1 billion; 0.825% — next $1 billion; 0.800% — excess over $4 billion.

International Equity Index Trust A	International Equity Index Fund (JHF II)	0.550% — first $100 million; and 0.530% — excess over $100 million.

International Equity Index Trust B	Not applicable	0.550% — first $100 million; and 0.530% — excess over $100 million.

International Growth Stock Trust	International Growth Stock Fund (JHF II)	0.850% — first $250 million; 0.800% — next $500 million and 0.750% — excess over $750 million.

International Index Trust	Not applicable	0.49% — first $500 million; 0.475% — excess over $500 million.

International Opportunities Trust	International Opportunities Fund (JHF II)	0.900% — first $750 million; 0.850% — between $750 million and $1.5 billion; and 0.800% — excess over $1.5 billion.

International Small Company Trust	International Small Company Fund (JHF II)	0.950% — all asset levels

Aggregate Net Assets Include
the Net Assets of the following
funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
International Value Trust	JHVIT Global Trust Income Trust Mutual Shares Trust JHF II Global Fund Income Fund International Small Cap Fund International Value Fund Mutual Shares Fund	0.950% first $150 million;
0.850% next $150 million; and
0.800% excess over $300 million

When Aggregate Net Assets exceed $300 million, the advisory fee rate is 0.800% on all net assets of the International Value Trust.

Investment Quality Bond Trust	Investment Quality Bond Fund (JHF II)	0.600% — first $500 million; and 0.550% — excess over $500 million.

Large Cap Trust	Large Cap Fund (JHF II)	0.780% — first $250 million; 0.730% — next $250 million; 0.680% — next $250 million; and 0.650% — excess over $750 million.

Lifecycle Trusts	See below	See below

Lifestyle Trusts	See below	See below

Lifestyle PS Series	See below	See below

Mid Cap Index Trust	Mid Cap Index Fund (JHF II)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

Mid Cap Stock Trust	Mid Cap Stock Fund (JHF II	0.875% — first $200 million; 0.850% — next $300 million; and 0.825% — excess over $500 million.

Mid Cap Value Equity Trust	Mid Cap Value Equity Fund (JHF II)	0.875% — first $250 million; 0.850% — next $250 million; 0.825% — next $500 million; and 0.800% — excess over $1 billion.

Mid Value Trust	Mid Value Fund (JHF II)	1.050% — first $50 million; and 0.950% — excess over $50 million.

Money Market Trust	Money Market Fund (JHF II)	0.500% — first $500 million; and 0.470% — excess over $500 million.

Money Market Trust B	Not applicable	0.500% — first $500 million; and 0.470% — excess over $500 million.

Aggregate Net Assets Include
the Net Assets of the following
funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Mutual Shares Trust	Mutual Shares Fund (JHF II)	0.960% — first $1 billion; and 0.940% — excess over $1 billion.

Natural Resources Trust	Natural Resources Fund (JHF II)	1.000% — first $1 billion; 0.975% — next $1 billion; 0.950% — excess over $2 billion.

New Income Trust (formerly, “Spectrum Income Trust”)	Not Applicable	0.800% — first $50 million*; 0.750% — next $50 million*#; 0.675% — next $150 million*; 0.625% — next $250 million*; and 0.600% — excess over $500 million*.

*The annual rate of the advisory fee on all the net assets of the New Income Trust on any day shall not exceed 0.725%.

#When net assets of the New Income Trust exceed $100 million on any day, the annual rate of advisory fee for that day is 0.750% on the first $100 million of net assets of the New Income Trust.

Real Estate Securities Trust	Real Estate Securities Fund (JHF II)	0.700% — at all asset levels.

Real Return Bond Trust	Real Return Bond Fund (JHF II)	0.700% — first $1 billion; and 0.650% — excess over $1 billion.

Science & Technology Trust	Science & Technology Fund (JHF II)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Short Term Government Income Trust	Short Term Government Income Fund (JHF II)	0.570% — first $250 million; and 0.550% — excess over $250 million.

Small Cap Growth Trust	Small Cap Growth Fund (JHF II)	1.100% — first $100 million; 1.050% — excess over $100 million.

Small Cap Index Trust	Small Cap Index Fund JHF II)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

Aggregate Net Assets Include
the Net Assets of the following
funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Small Cap Opportunities Trust	Small Cap Opportunities Fund (JHF II)	1.000% — first $500 million; 0.950% — next $500 million; 0.900% — next $1 billion; 0.850%— excess over $2 billion;

Small Cap Value Trust	Small Cap Value Fund (JHF II)	1.100% — first $100 million; 1.050% — next $500 million; and 1.000% — excess over $600 million.

Small Company Growth Trust	Small Company Growth Fund	1.050% — first $250 million; and
1.000% — excess over $250 million.

When Aggregate Net Assets of the following funds exceed $1 billion, the applicable rate is 1.000% on all net assets of the Small Company Growth Trust.

JHVIT Small Cap Opportunities Trust International Growth Stock Trust Value Trust

JHF II Small Company Growth Fund Small Cap Opportunities Fund International Growth Stock Fund Value Fund

Small Company Value Trust	Small Company Value Fund (JHF II)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Smaller Company Growth Trust	Smaller Company Growth Fund (JHF II)	1.100% — first $125 million; 1.050%— next $250 million; 1.00%— next $625 million; and 0.950% — excess over $1 billion.

Strategic Allocation Trust	Not applicable	0.550%— all asset levels.

Strategic Equity Allocation Trust	Strategic Equity Allocation Fund (JHF II)	0.675% First $2.5 billion; 0.650% Next $5 billion; 0.625% Next 2.5 billion and 0.600% Excess over $10 billion.

Strategic Income Opportunities Trust	Strategic Income Opportunities Fund (JHF II)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Total Bond Market Trust A	Total Bond Market Trust B Total Bond Market Fund (JHF II)	0.470% — first $1.5 billion; 0.460% — excess over $1.5 billion

Aggregate Net Assets Include
the Net Assets of the following
funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-
Total Bond Market Trust B	Total Bond Market Trust A Total Bond Market Fund (JHF II)	0.470% — first $1.5 billion; 0.460% — excess over $1.5 billion

Total Return Trust	Total Return Fund (JHF II)	See below

Total Stock Market Index Trust	Total Stock Market Index Fund (JHF II)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

Ultra Short Term Bond Trust	Not applicable	0.550% — first $250 million; and 0.530% — excess over $250 million.

U.S. Equity Trust	U.S. Multi Sector Fund (JHF II)	0.780% — first $500 million; 0.760% — next $500 million; and 0.740% — excess over $1 billion.

Utilities Trust	Utilities Fund (JHF II)	0.825% — first $600 million; 0.800% — next $300 million; 0.775% — next $600 million; and 0.700% — excess over $1.5 billion.

Value & Restructuring Trust	Value & Restructuring Fund (JHF II)	0.825% — first $500 million; 0.800% — next $500 million; and 0.775% — excess over $1 billion.

Value Trust	Value Fund (JHF II)	0.750% — first $200 million; 0.725% — next $300 million; and 0.650% — excess over $500 million.

Capital Appreciation Value Trust
If net assets are less than $500 million, the following fee schedule shall apply:

		Excess Over $250
	First $250 million	million of Net
Portfolio	of Net Assets	Assets
Capital Appreciation Value Trust	0.950%	0.850%
If net assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

		Excess Over $1
	First $1 billion of	billion of Net
Portfolio	Net Assets	Assets
Capital Appreciation Value Trust	0.850%	0.800%
If net assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

		Excess Over $500
	First $500 million	million of Net
Portfolio	of Net Assets	Assets
Capital Appreciation Value Trust	0.850%	0.800%
If net assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Trust	0.800%

Total Return Trust
     The Adviser shall serve as investment adviser for the Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the “Adviser Fee”).
Pacific Investment Management Company (“PIMCO”) is the Subadviser to the Portfolio
During the period during which PIMCO is the subadviser to the Portfolio, if Relationship Net Assets* equal or exceed $3 Billion, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Trust	0.700%	0.675%
If Relationship Net Assets* are less than $3 Billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Total Return Trust	0.700%

*	The term Relationship Net Assets shall mean the aggregate net assets of all portfolios of the John Hancock Trust and the John Hancock Funds II that are subadvised by PIMCO. These funds currently include the Total Return Trust, the Real Return Bond Trust and the Global Bond Trust, each a series of the Trust, and the Total Return Fund, the Real Return Bond Fund and the Global Bond Fund, each a series of John Hancock Funds II.
PIMCO is not the Subadviser to the Portfolio
If PIMCO is not the subadviser to the Portfolio, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Trust	0.700%	0.675%

**	The term Total Return Net Assets includes the net assets of the Portfolio. It also includes with respect to the Portfolio the net assets of the Total Return Fund, a series of John Hancock Funds II but only for the period during which the subadviser for the Portfolio also serves as the subadviser for the Total Return Fund. For purposes of determining Total Return Net Assets and calculating the Advisory Fee, the net assets of the Portfolio are determined as of the close of business on the previous business day of the Trust, and the net assets of the Total Return Trust are determined as of the close of business on the previous business day of that fund.
     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Total Return Net Assets divided by (ii) Total Return Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Funds of Funds
     The Adviser shall serve as investment adviser for each of the Trusts named below (each a “Fund of Funds”):

Core Allocation Trust
Core Balanced Trust
Core Balanced Strategy Trust
Core Disciplined Diversification Trust
Core Fundamental Holdings Trust
Core Global Diversification Trust
Core Strategy Trust
Franklin Templeton Founding Allocation Trust

Lifecycle 2010 Trust
Lifecycle 2015 Trust
Lifecycle 2020 Trust
Lifecycle 2025 Trust
Lifecycle 2030 Trust
Lifecycle 2035 Trust
Lifecycle 2040 Trust
Lifecycle 2045 Trust
Lifecycle 2050 Trust
(collectively, the “Lifecycle Trusts”)

Lifestyle Aggressive Trust
Lifestyle Balanced Trust
Lifestyle Conservative Trust
Lifestyle Growth Trust
Lifestyle Moderate Trust
(collectively, the “Lifestyle Trusts”)

Lifestyle Balanced PS Series
Lifestyle Conservative PS Series
Lifestyle Growth PS Series
Lifestyle Moderate PS Series
(collectively, the “Lifestyle PS Series”)
Certain Definitions:
     “Affiliated Fund Assets” means the net assets or Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.
     “Affiliated Funds” are any fund of John Hancock Trust (“JHVIT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHVIT: the Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Total Bond Market Trust B. In the case of Core Fundamental Holdings Trust and Core Global Diversification Trust, Affiliated Funds also includes the funds of American Fund Insurance Series.
     “Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHVIT, JHF II or JHF III, but only with respect to and for so long as such other Fund or Funds are managed by the same subadviser as the Fund of Funds.
     “Other Assets” means the net assets or Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.
Adviser Fee:
     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds, a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).

     The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and (b) a fee on Other Assets. Each such fee shall each be accrued and paid daily to the Adviser for each calendar day. The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
          (a) Fee on Affiliated Fund Assets. The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds. For each day the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.
          (b) Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds. For each day the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.
     Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHVIT for JHVIT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.
     If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.
Fee Schedules:

	Rates Applied to Net Assets of the Fund of Funds
	Affiliated Fund Assets		Other Assets
	First	Excess Over $500	First	Excess Over
Fund of Funds	$500 million	million	$500 million	$500 million
Core Allocation Trust	0.050%	0.040%	0.500%	0.490%

Core Balanced Trust	0.050%	0.040%	0.500%	0.490%

Core Balanced Strategy Trust	0.050%	0.040%	0.500%	0.490%

Core Disciplined Diversification Trust	0.050%	0.040%	0.500%	0.490%

Core Fundamental Holdings Trust	0.050%	0.040%	0.500%	0.490%

	Rates Applied to Net Assets of the Fund of Funds
	Affiliated Fund Assets		Other Assets
	First	Excess Over $500	First	Excess Over
Fund of Funds	$500 million	million	$500 million	$500 million
Core Global Diversification Trust	0.050%	0.040%	0.500%	0.490%

Core Strategy Trust	0.050%	0.040%	0.500%	0.490%

Franklin Templeton Founding Allocation Trust	0.050%	0.040%	0.500%	0.490%

Lifecycle Trusts

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
	Affiliated Fund Assets		Other Assets
	First	Excess Over $7.5	First	Excess Over
Fund of Funds	$7.5 billion	billion	$7.5 billion	$7.5 billion
Each Lifecycle Trust	0.060%	0.050%	0.510%	0.500%

(1)	Aggregate Net Assets. For each Lifecycle Trust, Aggregate Net Assets include the net assets of all the JHVIT Lifecycle Trusts and the net assets of all the JHF II Lifecycle Portfolios. The JHF II Lifecycle Portfolios are: the Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio, Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio, Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio, Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio and Lifecycle 2050 Portfolio.
Lifestyle Trusts

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
	Affiliated Fund Assets		Other Assets
	First	Excess Over $7.5	First	Excess Over
Fund of Funds	$7.5 billion	billion	$7.5 billion	$7.5 billion
Each Lifestyle Trust	0.050%	0.040%	0.500%	0.490%

(1)	Aggregate Net Assets. For each Lifestyle Trust, Aggregate Net Assets include the net assets of all the JHVIT Lifestyle Trusts and the net assets of all the JHF II Lifestyle Portfolios. The JHF II Lifestyle Portfolios are: the Lifestyle Aggressive Portfolio, Lifestyle Balanced Portfolio, Lifestyle Conservative Portfolio, Lifestyle Growth Portfolio and Lifestyle Moderate Portfolio.
Lifestyle PS Series

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
	Affiliated Fund Assets		Other Assets
	First	Excess Over $7.5	First	Excess Over
Fund of Funds	$7.5 billion	billion	$7.5 billion	$7.5 billion
Each Lifestyle PS Series	0.050%	0.040%	0.500%	0.490%

(1)	Aggregate Net Assets. For each Lifestyle PS Series, Aggregate Net Assets include the net assets of all the Lifestyle PS Series funds.

American Fund of Funds
Fundamental Holdings Trust
Global Diversification Trust
Advisory Fee
0.050% — first $500 million of Aggregate Net Assets*
0.040% — excess over $500 million of Aggregate Net Assets*
*Aggregate Net Assets include the net assets of the following funds:
John Hancock Variable Insurance Trust
Fundamental Holdings Trust
Global Diversification Trust
John Hancock Funds II
Core Fundamental Holdings Fund
Core Global Diversification Fund
Core Diversified Growth &Income Fund